EXHIBIT 10.06

CAPE FEAR BANK

DIRECTOR ELECTIVE INCOME DEFERRAL AGREEMENT

This DIRECTOR ELECTIVE INCOME DEFERRAL AGREEMENT (this “Agreement”) is entered into as of this 22nd day of November, 2006, by and among Cape Fear Bank, formerly known as Bank of Wilmington, a bank chartered under North Carolina law (the “Bank”), and Windell Daniels, a non-employee director of the Bank (the “Director”).

WHEREAS, to encourage the Director to remain a member of the Bank’s board of directors, the Bank is providing a deferred compensation opportunity to the Director, with benefits payable from the Bank’s general assets,

WHEREAS, the Bank and each of its non-employee directors entered into a Director Elective Income Deferral Agreement dated as of December 16, 2004 allowing elective deferral of the director’s compensation, and

WHEREAS, the Bank desires to amend the December 16, 2004 Director Elective Income Deferral Agreement to ensure that the agreement complies in form and in operation with Internal Revenue Code section 409A.

NOW THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Director and the Bank hereby agree as follows.

ARTICLE 1

DEFINITIONS

Whenever used in this Agreement, the following words and phrases shall have the meanings specified.

1.1 “Beneficiary” means each designated person, or the estate of the deceased Director, entitled to benefits, if any, at the Director’s death, determined according to Article 5.

1.2 “Beneficiary Designation Form” means the form established from time to time by the Plan Administrator that the Director completes, signs, and returns to the Plan Administrator to designate one or more Beneficiaries.

1.3 “Change in Control” shall mean a change in control as defined in Internal Revenue Code section 409A and rules, regulations, and guidance of general application thereunder issued by the Department of the Treasury, including –

(a) Change in ownership: a change in ownership of Cape Fear Bank Corporation, formerly known as Bank of Wilmington Corporation, a North Carolina corporation of which the Bank is a wholly owned subsidiary, occurs on the date any one person or group accumulates ownership of Cape Fear Bank Corporation’s stock constituting more than 50% of the total fair market value or total voting power of Cape Fear Bank Corporation’s stock,

(b) Change in effective control: (x) any one person or more than one person acting as agroup acquires within a 12-month period ownership of stock of Cape Fear Bank Corporation possessing 35% or more of the total voting power of Cape Fear Bank Corporation’s stock, or (y) a majority of Cape Fear Bank Corporation’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed in advance by a majority of Cape Fear Bank Corporation’s board of directors, or

(c) Change in ownership of a substantial portion of assets: a change in the ownership of a substantial portion of Cape Fear Bank Corporation’s assets occurs if in a 12-month period any one person or more than one person acting as a group acquires assets from Cape Fear Bank Corporation having a total gross fair market value equal to or exceeding 40% of the total gross fair market value of all of the assets of Cape Fear Bank Corporation immediately before the acquisition or acquisitions. For this purpose, gross fair market value means the value of Cape Fear Bank Corporation’s assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with the assets.

1.4 “Code” means the Internal Revenue Code of 1986, as amended.

1.5 “Compensation” means the total director’s cash compensation payable to the Director during a Plan Year.

1.6 “Deferral Account” means the Bank’s accounting of the Director’s accumulated Deferrals, plus accrued interest.

1.7 “Deferrals” means the amount of the Director’s Compensation that the Director elects to defer according to this Agreement.

1.8 “Disability” means, in the judgment of the Plan Administrator, that the Director is unable to engage in any substantial gainful activity because of a medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of at least 12 months, or is, because of a medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering directors of the Bank. At the Bank’s request, the Director must submit to the Bank proof of the carrier’s determination.

1.9 “Effective Date” means January 1, 2005 if the Director has a Deferral Account balance as of the date this Agreement is entered into, or the date this Agreement is entered into if the Director does not have a Deferral Account balance on that date.

1.10 “Election Form” means the form attached as Exhibit 1.

1.11 “Normal Retirement Age” means the Director’s 65th birthday.

1.12 “Plan Administrator” means the plan administrator described in Article 7.

1.13 “Plan Year” means the calendar year.

1.14 “Separation from Service” means the Director’s service as a director, executive, or independent contractor to the Bank and any member of a controlled group, as defined in Code section 414, terminates for any reason, other than because of a leave of absence approved by the Bank and other than because of the Director’s death. For purposes of this Agreement, if there is a dispute about the Director’s status or the date of the Director’s Separation from Service, the Bank shall have the sole and absolute right to decide the dispute unless a Change in Control shall have occurred.

1.15 “Termination for Cause” means the Bank’s board of directors or a duly authorized committee of the board of directors determines at any time that the Director will not be nominated by the board or committee for reelection as a Director after the expiration of his current term, or the Director is removed as a director of the Bank, in either case because of the Director’s –

(a) gross negligence or gross neglect of duties,

(b) commission of a felony or commission of a misdemeanor involving moral turpitude,

(c) fraud, disloyalty, or willful violation of any law or significant Bank policy, or

(d) removal from service or permanent prohibition from participation in the Bank’s affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act [12 U.S.C. 1818(e)(4) or (g)(1)].

1.16 “Unforeseeable Emergency” means a severe financial hardship to the Director resulting from illness or accident of the Director, the Director’s spouse, or a dependent of the Director, loss of the Director’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Director’s control, as determined by the Plan Administrator.

ARTICLE 2

ELECTION TO DEFER COMPENSATION

2.1 Election to Defer Compensation. (a) Amount and duration of deferrals. The Director shall make a deferral election under this Agreement by filing with the Bank a signed Election Form within 30 days after the Effective Date of this Agreement. The Election Form shall state the percentage or dollar amount of Compensation to be deferred. The Election Form also shall state the period for which the Director desires to defer Compensation, which may be (w) for one year only, or (x) until Normal Retirement Age (or Separation from Service, if earlier), or (y) until Separation from Service, or (z) until a specified date (or Separation from Service, if earlier). If the Director fails to state the amount or percentage of Compensation to be deferred, the Director will be deemed to have elected not to defer any Compensation for the applicable Plan Year. If the Director fails to specify the duration of deferrals, the Director shall be deemed to have elected to defer Compensation for one year only.

(b) Changes in the amount or duration of deferrals. With the Bank’s approval, the Director may change the amount of Compensation to be deferred and the duration of deferrals by filing a new Election Form with the Bank before the beginning of the Plan Year for which the Compensation is to be deferred. The changed deferral election shall not be effective until the Plan Year after the year in which the new Election Form is received and approved by the Bank, but a Director may immediately reduce the amount of Compensation deferred if an Unforeseeable Emergency occurs.

2.2 Election of Form of Payment. The Director shall also specify on the Election Form whether payment of the Deferral Account shall be a single lump sum or installments. If installment payments are elected, the Deferral Account balance shall be paid to the Director in 120 equal monthly installments. Failure to specify on the Election Form a form of payment shall constitute an election for a single lump-sum payment.

2.3 Election of Payment Date. Finally, the Director shall specify a choice on the Election Form for the date when payment of benefits under Article 3 shall be made or shall commence, which shall be (x) the first day of a month and year specified by the Director, or (y) the first day of the month immediately after the month in which the Director attains Normal Retirement Age, or (z) the first day of the month immediately after the month in which Separation from Service occurs. Failure to specify a choice on the Election Form when payment of benefits shall be made or shall commence shall constitute an election for payment of benefits to be made or to commence on the first day of the month after the month in which Separation from Service occurs. If a Director elects a payment date that is earlier than the date when Compensation deferrals shall cease according to the Director’s election under section 2.1, the Director’s deferrals shall cease in the month immediately preceding the payment date elected under this section 2.3.

2.4 Change in Election of Time or Form of Payment. With the Bank’s approval, the Director may change the form of payment under section 2.2 or delay the date of payment under section 2.3 by filing a new Election Form with the Bank. An election to change the form of payment under section 2.2 or an election to delay the date of payment under section 2.3 shall not take effect until at least 12 months elapse after the date the new Election Form is received by the Bank. If the Director changes his or her election under section 2.2 or section 2.3 in reliance on this section 2.4, the installment benefit payments or the lump-sum benefit payment shall be deferred for at least five years beyond the date when the benefit payment or payments would have been made to the Director had the Director not changed the election in reliance on this section 2.4. A Director may not elect to accelerate the date of payment elected under section 2.3. A Director may not change the form of payment under section 2.2 or delay the date of payment under section 2.3 if 12 or fewer months remain before the payment date elected by the Director under section 2.3.

ARTICLE 3

BENEFITS DURING LIFETIME

3.1 Payment of Benefits. Unless distributions occur (x) under section 3.2 for Separation from Service because of Disability before Normal Retirement Age, (y) under section 3.3 after a Change in Control, or (z) under section 3.5 because of Termination for Cause, the Bank shall pay the Deferral Account balance to the Director under this section 3.1 at the time and in the form elected by the Director on the Election Form.

3.2 Disability Benefit. If the Director’s Separation from Service occurs because of Disability, beginning on the first day of the month after the month in which Separation from Service occurs the Bank shall pay the Deferral Account balance to the Director in the form elected by the Director.

3.3 Change in Control. If a Change in Control occurs, the Director’s Deferral Account balance shall be paid to the Director in a single lump sum within five days after the Change in Control. Substantial damages would be suffered by the Director if the Bank fails to perform according to this Agreement. If a Change in Control occurs but the Bank thereafter fails to pay the Deferral Account balance to the Director within 30 days after the Change in Control, the benefit payable under this section 3.3 shall be increased by 50%. However, the benefit shall not be increased if nonpayment is the result of prohibition of such payment by law, regulation, or order of a bank regulatory agency. This Agreement shall terminate automatically when payment of the Deferral Account to the Director occurs under this section 3.3.

3.4 Hardship Distribution. If the Director suffers an Unforeseeable Emergency and petitions for a hardship distribution, the Bank shall distribute to the Director all or a portion of the Deferral Account balance as necessary to satisfy the emergency (plus additional amounts necessary to pay taxes anticipated as a result of the emergency), but solely to the extent the emergency is not relieved through reimbursement or compensated for by insurance or liquidation of the Director’s assets (provided that liquidation of the Director’s assets would not itself cause a severe financial hardship).

3.5 Termination for Cause. Despite any contrary provision of this Agreement, the Bank shall not pay any benefit exceeding the Director’s cumulative Deferrals if Separation from Service is due to the Director’s actions resulting in Termination for Cause. If Separation from Service is a Termination for Cause, the Director shall forfeit all interest previously credited and the Director’s Deferrals shall be refunded to the Director in a single lump sum by the earlier of (x) 120 days after the Director’s Separation from Service or (y) the 15th day of the third month after the year in which the Director’s Separation from Service occurs, in either case without interest.

3.6 No Distribution Sooner Than Is Allowed Under Section 409A. A Director’s Deferral Account shall be distributed as provided in this Article 3. Despite anything in this Agreement or in an Election Form to the contrary, however, no portion of the Director’s Deferral Account shall be distributed sooner than is allowed under Code section 409A. All references in this Agreement to Code section 409A shall include applicable rules and regulations and other guidance of general applicability issued under section 409A.

3.7 Contradiction Between the Agreement and the Election Form. If there is a contradiction between this Agreement and the Election Form concerning the time or form of payment, the time and form of payment shall be determined by this Agreement.

ARTICLE 4

DEFERRAL ACCOUNT

4.1 Establishing and Crediting. The Bank shall establish a Deferral Account on its books for the Director and shall credit to the Deferral Account the following amounts –

(a) Deferrals. The portion of the Compensation deferred by the Director on or after the Effective Date as of the time the Compensation would have otherwise been paid to the Director, and

(b) Interest. Until the Deferral Account is paid in full to the Director, interest shall be credited on the Deferral Account balance at the end of each Plan Year at an annual rate of 50 basis points over the prime interest rate as published in The Wall Street Journal as of the last business day of each Plan Year. During any installment payment period, interest shall be compounded monthly.

4.2 Statement of Account. Within 120 days after the end of each Plan Year, the Bank shall provide to the Director a statement of the Director’s Deferral Account balance at the end of the Plan Year.

4.3 Accounting Device Only. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement. The Deferral Account is not a trust fund. The Director is a general unsecured creditor of the Bank for the payment of benefits. The benefits represent the mere promise by the Bank to pay benefits. The Director’s rights are not subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Director’s creditors.

4.4 Vesting. A Directory’s interest in the value of his or her Deferral Account shall at all times be 100% vested. However, a Director’s right to be paid by the Bank remains subject to the claims of the Bank’s general creditors.

ARTICLE 5

DEATH BENEFIT

5.1 Payment of Death Benefit. Within 60 days after the Director’s death, the Bank shall pay to the Director’s Beneficiary in a single lump sum the Director’s Deferral Account as of the time of death. The Bank shall have no further obligations under this Agreement after payment of the Deferral Account balance to the Beneficiary.

5.2 Beneficiary Designations. The Director shall have the right to designate at any time a Beneficiary to receive any benefits payable under this Agreement upon the death of the Director. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other benefit plan of the Bank in which the Director participates.

5.3 Beneficiary Designation: Change. The Director shall designate a Beneficiary by completing and signing the Beneficiary Designation Form and delivering it to the Plan Administrator or its designated agent. The Director’s Beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Director or if the Director names a spouse as Beneficiary and the marriage is subsequently dissolved. The Director shall have the right to change a Beneficiary by completing, signing, and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Director and accepted by the Plan Administrator before the Director’s death.

5.4 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted, and acknowledged in writing by the Plan Administrator or its designated agent.

5.5 No Beneficiary Designation. If the Director dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Director, the Director’s spouse shall be the designated Beneficiary. If the Director has no surviving spouse, the benefits shall be made to the personal representative of the Director’s estate.

5.6 Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative, or person having the care or custody of the minor, incapacitated person, or incapable person. The Bank may require proof of incapacity, minority, or guardianship as it may deem appropriate before distribution of the benefit. Distribution shall completely discharge the Bank from all liability for the benefit.

ARTICLE 6

CLAIMS AND REVIEW PROCEDURES

6.1 Claims Procedure. Within 90 days after receiving a written application for benefits under this Agreement the Bank shall notify in writing the person or entity making a claim for benefits (the “Claimant”) of his or her eligibility or ineligibility for benefits. If the Bank determines that the Claimant is not eligible for benefits or full benefits, the notice shall state (a) the specific reasons for denial, (b) a specific reference to the provisions of the Agreement on which the denial is based, (c) a description of any additional information or material necessary for the Claimant to perfect his or her claim and a description of why it is needed, and (d) an explanation of the Agreement’s claims review procedure and other appropriate information concerning the steps to be taken if the Claimant wishes to have the claim reviewed. If the Bank determines that there are special circumstances requiring additional time to make a decision, the Bank shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and the Bank may extend the time for up to an additional 90 days.

6.2 Review Procedure. If the Claimant is determined by the Bank to be ineligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Bank by filing a petition for review with the Bank within 60 days after receipt of the notice issued by the Bank. The petition shall state the specific reasons the Claimant believes entitle him or her to benefits or to greater or different benefits. Within 60 days after receipt by the Bank of the petition, the Bank shall give the Claimant (and counsel, if any) the opportunity to present his or her position to the Bank verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Bank shall notify the Claimant of the Bank’s decision in writing within the 60-day period, stating specifically the basis of its decision, written in a manner to be understood by the Claimant and identifying the specific provisions of the Agreement on which the decision is based. If because of the need for a hearing the 60-day period is not sufficient, the decision may be deferred for up to another 60 days at the election of the Bank, but notice of this deferral shall be given to the Claimant.

ARTICLE 7

PLAN ADMINISTRATION

7.1 Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator consisting of the board or such committee or persons as the board shall appoint. The Director may be a member of the Plan Administrator. The Plan Administrator shall also have the discretion and authority to (x) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Agreement and (y) decide or resolve any and all questions, including interpretations of this Agreement, as may arise in connection with the Agreement.

7.2 Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel, who may be counsel to the Bank.

7.3 Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation, and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement. No Director or Beneficiary shall be deemed to have any right, vested or nonvested, regarding the continuing effect of any decision or action of the Plan Administrator.

7.4 Indemnity of Plan Administrator. The Bank shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

7.5 Bank Information. To enable the Plan Administrator to perform its functions, the Bank shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, Disability, death, or Separation from Service of the Director, and such other pertinent information as the Plan Administrator may reasonably require.

ARTICLE 8

MISCELLANEOUS

8.1 Amendment and Termination. This Agreement may be amended solely by a written agreement signed by the Bank and by the Director. No amendment shall reduce the amount credited to the Director’s Deferral Account as of the date the amendment is adopted. However, the Bank may amend or terminate this Agreement at any time if, because of legislative, judicial or regulatory action, continuation of the Agreement would (x) cause benefits to be taxable to the Director before actual receipt, or (y) in the Bank’s judgment, result in significant financial penalties or other significantly detrimental consequences for the Bank (other than the financial impact of paying benefits). The Bank specifically reserves the right to amend the Agreement as necessary to comply with section 409A. Except as provided in section 3.5, this Agreement shall not be terminated unless the Deferral Account balance attributable to the Director’s Deferrals and interest credited on Deferrals is first paid to the Director or Beneficiary.

8.2 Payment of Legal Fees. The Bank is aware that after a Change in Control management of the Bank could cause or attempt to cause the Bank to refuse to comply with its obligations under this Agreement, or could institute or cause or attempt to cause the Bank to institute litigation seeking to have this Agreement declared unenforceable, or could take or attempt to take other action to deny Director the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement would be frustrated. It is the intention of the Bank that the Director not be required to incur the expenses associated with the enforcement this Agreement, whether by litigation or other legal action, because the cost and expense thereof would substantially detract from the benefits intended to be granted to the Director hereunder. It is the intention of the Bank that the Director not be forced to negotiate settlement of the Director’s rights under this Agreement under threat of incurring expenses. Accordingly, if after a Change in Control occurs it appears to the Director that (x) the Bank has failed to comply with any of its obligations under this Agreement, or (y) the Bank or any other person has taken any action to declare this Agreement void or unenforceable, or instituted any litigation or other legal action designed to deny, diminish, or to recover from the Director the benefits intended to be provided to the Director hereunder, the Bank irrevocably authorizes the Director from time to time to retain counsel of the Director’s choice, at the expense of the Bank as provided in this section 8.2, to represent the Director in connection with the initiation or defense of any litigation or other legal action, whether by or against the Bank or any director, officer, stockholder, or other person affiliated with the Bank, in any jurisdiction. Despite any existing or previous attorney-client relationship between the Bank and any counsel chosen by the Director under this section 8.2, the Bank irrevocably consents to the Director entering into an attorney-client relationship with that counsel, and the Bank and the Director agree that a confidential relationship shall exist between the Director and that counsel. The fees and expenses of counsel selected from time to time by the Director as provided in this section shall be paid or reimbursed to the Director by the Bank on a regular, periodic basis upon presentation by the Director of a statement or statements prepared by such counsel in accordance with such counsel’s customary practices, up to a maximum aggregate amount of $100,000, whether suit be brought or not, and whether or not incurred in trial, bankruptcy, or appellate proceedings. The Bank’s obligation to pay the Director’s legal fees provided by this section 8.2 operates separately from and in addition to any legal fee reimbursement obligation the Bank may have with the Director under any separate employment, severance, or other agreement between the Director and the Bank.

8.3 Binding Effect. This Agreement shall bind the Director and the Bank and their beneficiaries, successors and assigns, survivors, executors, administrators, and transferees.

8.4 No Guarantee of Service. This Agreement is not a contract for services. This Agreement does not give the Director the right to remain a director of the Bank nor does this Agreement interfere with the shareholders’ rights to replace the Director. This Agreement also does not require the Director to remain a director or interfere with the Director’s right to terminate services at any time.

8.5 Non-Transferability. Benefits under this Agreement may not be sold, transferred, assigned, pledged, attached, or encumbered.

8.6 Taxes. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement. The Bank shall report amounts deferred under the terms of the Agreement to the Internal Revenue Service in accordance with the requirements of section 409A. The Bank does not insure or guarantee the tax consequences of payments provided hereunder for matters beyond its control, and the Director certifies that his decision to reduce and defer receipt of compensation is not made in reliance on financial, tax, or legal advice given by the Bank or its employees, agents, accountants, or legal advisors.

8.7 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of North Carolina except to the extent preempted by the laws of the United States of America.

8.8 Unfunded Arrangement. The Director and beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Director’s life is a general asset of the Bank to which the Director and beneficiary have no preferred or secured claim.

8.9 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Director as to the subject matter hereof. No rights are granted to the Director under this Agreement other than those specifically set forth herein. This Agreement amends and restates the December 16, 2004 Director Elective Income Deferral Agreement, if any, between the Bank and the Director in its entirety.

8.10 Severability. If any provision of this Agreement, as applied to either party or to any circumstance, is judged by a court to be void or unenforceable in whole or in part, the same shall not affect any other provision of this Agreement, the application of such provision in any other circumstances, or the validity or enforceability of this Agreement.

8.11 Waiver. A waiver by either party of any of the terms or conditions of this Agreement in any one instance shall not be considered a waiver of such terms or conditions for the future, or of any subsequent breach thereof. All remedies, rights, undertakings, obligations, and agreements contained in this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.

8.12 Headings. The heading in this Agreement are for convenience only and shall not affect the interpretation or construction of the Agreement or any of its provisions.

8.13 Notice. Any notice or other communication to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served, or if mailed, upon deposit in the United States mail, first class postage prepaid, express or certified, return receipt requested, and properly addressed to the parties as follows: if to Director at his last address shown in the Bank’s records; and if to Bank, to Cape Fear Bank, 1117 Military Cutoff Road, Wilmington, North Carolina 28405, Attention: Chairman. Either party may designate a new address for purposes of this section 8.13 by giving the other notice of the new address as provided herein.

8.14 Compliance with Section 409A. At all times during each Plan Year this Agreement shall be administered in accordance with the requirements of Code section 409A. Any action that may be taken (and, to the extent possible, any action actually taken) by the Plan Administrator or the Bank shall not be taken (or shall be void and without effect) if that action is contrary to the requirements of section 409A. Any provision in this Agreement that is contrary to the requirements of section 409A shall be void and without effect. In addition, any provision that is required by section 409A to appear in this Agreement that is not expressly set forth shall be deemed to be set forth herein, and this Agreement shall be administered in all respects as if such provision were expressly set forth herein. Despite any provision of this Agreement to the contrary, if any payments under this Agreement will result in additional tax or interest to the Director because of section 409A, the Director will not be entitled to the payments until the earlier of (x) the date of the Director’s death or (y) any earlier date that does not result in additional tax or interest to the Director under section 409A. If any provision of this Agreement would subject the Director to additional tax or interest under section 409A, the Bank shall reform the provision. However, the Bank shall maintain to the maximum extent practicable the original intent of the applicable provision without subjecting the Director to additional tax or interest, and the Bank shall not be required to incur any additional compensation expense as a result of the reformed provision.

IN WITNESS WHEREOF, the Director and a duly authorized Bank officer have signed this Director Elective Income Deferral Agreement as of the date first written above.

DIRECTOR	BANK
Cape Fear Bank
/s/ Windell Daniels
Windell Daniels
	By:	/s/ Cameron Coburn
	Its:	President and Chief Executive Officer